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                                                                     Exhibit 5.1


                               December 28, 2000


New Era of Networks, Inc.
One Greenwood Plaza
6550 Greenwood Plaza Boulevard
Englewood, CO 80111

        RE:     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about December 28, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 900,000 shares of your Common Stock, $.0001 par value (the "Shares"), outstanding or reserved for issuance pursuant to your 1995 Stock Option Plan and 1997 Director Option Plan (the "Plans"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed issuance and sale of the Shares under the Plans. We assume that each issuance of Shares will be made in accordance with the terms of the respective Plans.

        It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            /s/ Wilson Sonsini Goodrich & Rosati

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation